COLONIAL DOWNS HOLDINGS, INC.
                            (a Virginia corporation)

                    4,250,000 Shares of Class A Common Stock
                           (Par Value $.01 Per Share)


                             UNDERWRITING AGREEMENT


March      , 1997



FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
  as Representative of the several Underwriters
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

         Colonial Downs Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,250,000 shares (the "Firm Shares") of its Class A common stock, par value $.01 per share (the "Class A Common Stock") and proposes to grant to the Underwriters an option to purchase, for the sole purpose of covering over-allotments in connection with the sale of such shares, up to an additional 637,500 shares (the "Option Shares") of Class A Common Stock. The Firm Shares and any Option Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below. This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

         At or prior to the Closing Date (as hereinafter defined), the Company, Colonial Downs, L.P. ("Colonial LP"), Stansley Racing Corp. ("Stansley Racing"), and certain partners and shareholders of such entities will complete a series of transactions described in each of the Preliminary Prospectus and the Prospectus (as each is hereinafter defined) under the heading "The Reorganization." As a result of these transactions, among other things, the Company will acquire direct or indirect ownership of 100% of the capital stock of Stansley Racing and 100% of the partnership interests in Colonial LP and, through Colonial LP and Stansley Racing, will own the ownership and operation licenses for the horse racing track located in New Kent County, Virginia and the satellite wagering facilities in Richmond and Chesapeake, Virginia, the land on which the racetrack is being constructed, the racetrack facilities and infrastructure, and various other assets, all as described in the Prospectus. As used herein, the term "Reorganization" shall mean the occurrence of all the events described in the Prospectus under the heading "The Reorganization" and the other transactions related thereto. As used herein, references to subsidiaries of the Company refer to the entities in which the Company will own, directly or indirectly, a majority of the outstanding shares of capital stock immediately following consummation of the Reorganization.

         As used in this Agreement, "Effective Time" shall mean the date and the time as of which the registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Securities and Exchange Commission (the "Commission"); "Effective Date" shall mean the date of the Effective Time; "preliminary prospectus" shall mean each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act of 1933, as amended (the "Act") and any prospectus filed with the Commission by the Company with the consent of the representative ("Representative") pursuant to Rule 424(a) of the rules and regulations of the Commission thereunder (the "Regulations"); "Registration Statement" shall mean such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Regulations in accordance with Section 6(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Regulations; and "Prospectus" shall mean such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Regulations.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-18295), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act") and such registration statement as amended, has been declared effective by the Commission.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the applicable filing date and on the Closing Date and the Option Closing Date (each as hereinafter defined) (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof (that information being limited to that described in the last sentence of Section 7(b) hereof).

                  (c) BDO Seidman, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth therein, there has been no material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                  (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                  (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default or trigger any acceleration, redemption or repayment right) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation, by-laws, certificate of limited partnership or agreement of limited partnership (as applicable) of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (including without limitation the Virginia Racing Commission). No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (including without limitation the Virginia Racing Commission) is required for the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or as will have been obtained on or prior to the Closing Date. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, by-laws, certificate of limited partnership or agreement of limited partnership (as applicable), or any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties or assets may be bound or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except for any such violation which would not individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (g) All of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. The Shares, when issued and delivered by the Company in accordance with this Agreement against payment therefor as set forth herein, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive or similar rights. The Company has an authorized and outstanding capitalization as set forth in the Prospectus. The authorized capital stock of the Company conforms to the descriptions thereof contained in the Prospectus. Except as described in the Prospectus, no dividend or distribution of any kind on any class of capital stock of the Company or any subsidiary has been declared, paid or made. The outstanding shares of capital stock or partnership interests, as applicable, of each subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of preemptive or similar rights and, upon consummation of the Reorganization, will be owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever (other than restrictions imposed under the Virginia Racing Act).

                  (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited partnership, as applicable, in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite corporate or partnership power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (including without limitation the Virginia Racing Commission), to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, other than any such consent, approval, authorization, order, registration, qualification, license, or permit the lack of which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                  (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (j) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

                  (k) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the financial statement schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (l) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration under the Act of securities of the Company.

                  (m) Neither the Company nor any of its subsidiaries is, and upon consummation of the transactions contemplated hereby will be, an "investment company" under the Investment Company Act of 1940.

                  (n) Except as described in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Regulations. There are no contracts or agreements which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed.

                  (o) Except as described in the Prospectus, there are no agreements, arrangements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Representative or any Underwriter for a broker's commission, finder's fee or similar payment in connection with the purchase and sale of the Shares hereunder.

                  (p) The Company and its subsidiaries have good and marketable title to all real property and other property and assets owned by them, in each case free of any liens, claims, encumbrances or defects in title that would materially affect the value or use thereof as contemplated by the Company, except as described in the Prospectus; and the Company and its subsidiaries hold all real and personal property leased by them under valid and enforceable leases with no exceptions that would materially interfere with the use thereof except as described in the Prospectus.

                  (q) Except as described in the Prospectus, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors owned, leased or operated by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have singularly or in the aggregate with all such violations and response actions, a material adverse effect on the Company and its subsidiaries taken as a whole; (ii) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at or upon any property owned by anyone else in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have singularly or in the aggregate with all such violations and response actions, a material adverse effect on the Company and its subsidiaries taken as a whole; and (iii) there has been no spill, discharge, leak, emission, injection, escape, placement, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, placement, dumping or release which would not singularly or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. As used in this paragraph, the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection. The Company is not aware of any factual circumstances or pending investigation which could reasonably be expected to lead to a claim of any such violation.

                  (r) The Commission has not issued an order preventing or suspending the use of the Registration Statement or any Prospectus.

                  (s) Each preliminary prospectus and the Prospectus as originally filed or as part of any amendment to the Registration Statement, or filed pursuant to Rule 424(b) under the Act, was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (t) The Company and its subsidiaries have filed all federal, state and foreign income and other tax returns required to be filed by them, and have paid all taxes due in respect of such returns, other than any returns or taxes, the failure to file or pay which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (u) The Company and its subsidiaries are in compliance with the provisions of Section 517.075 of the Florida statutes and the rules and regulations thereunder, or are exempt from the requirements thereof.

        2. Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $ _______, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 19th Street North, 18th Floor, Arlington, Virginia 22209, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. Eastern time on March , 1997 (unless postponed in accordance with the provisions of Section 9 hereof) or such other time as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer of immediately available funds to an account previously designated in writing to you by the Company, against delivery to you or a representative designated by you in writing for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (b) In addition, the Company hereby grants to the Underwriters the option to purchase up to an aggregate of 637,500 Option Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date hereof, by written notice by you to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Option Shares are to be delivered (such date and time being herein sometimes referred to as the "Option Closing Date"); provided, however, that the Option Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Option Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Option Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Option Closing Date.

                  The number of Option Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 4,250,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.


                  Payment for the Option Shares shall be made by wire transfer of immediately available funds to an account previously designated in writing to you by the Company against delivery of the certificates for the Option Shares to you or a representative designated by you in writing for the respective accounts of the Underwriters.

         3. Offering. It is understood that the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

                  (a) The Company will prepare the Prospectus in a form approved by you and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when any amendments to the Registration Statement become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (b) If any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. The copies of the Registration Statement, the Prospectus, and each amendment and supplement thereto delivered to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T.

                  (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (f) During the period ending on the later of (i) 180 days following the consummation of the Offering and (ii) the date on which the Company has four satellite wagering facilities (excluding satellite wagering facility operations at the track) in operation, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Class A Common Stock (or any securities convertible into, exercisable for or exchangeable for Class A Common Stock, other than options issued pursuant to the Company's Stock Option Plan), and the Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder, the Company's issuance of Class A Common Stock upon the exercise of presently outstanding stock options or warrants and the conversion of outstanding convertible securities.

                  (g) During a period of three years from the Effective Date; the Company will furnish to you copies of (i) all reports to its stockholders,
(ii) all public reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and (iii) from time to time such other information concerning the Company as you may reasonably request.

                  (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                  (i) The Company will use its best efforts to cause the Shares to be authorized for quotation on The NASDAQ National Market.

                  (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

         5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the agreement among underwriters and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on The NASDAQ National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Option Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and the "Option Closing Date" shall refer to the closing date for the Option Shares), to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date you shall have received the opinion of Hogan & Hartson L.L.P., special counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:


                           (i) The Company was incorporated, and is validly
existing and in good standing as of a date reasonably close to the Closing Date, under the laws of the Commonwealth of Virginia. The Company has the corporate power and authority, under its Amended and Restated Articles of Incorporation, Amended and Restated By-laws and the Virginia Stock Corporation Act, to own, lease and operate its current properties and to conduct its business as described in the Prospectus.


                           (ii) When issued in accordance with the provisions of
this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar right. The form of certificate evidencing the Shares complies with the applicable requirements of the Virginia Stock Corporation Act and the Company's Amended and Restated By-laws.


                           (iii) The Registration Statement has become effective
under the Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.


                           (iv) The Registration Statement and the Prospectus
(except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form on the Effective Date and the Closing Date in all material respects with the requirements of the Act and the Regulations.


                           (v) The information in the Prospectus under the
captions "Description of Capital Stock" and "Shares Eligible for Future Sale," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and fairly present the information called for with respect to such matters or conclusions. The Shares conform to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock - Class A Common Stock."


                           (vi) The execution, delivery and performance as of
the date hereof by the Company of the Agreement do not violate the Virginia Stock Corporation Act or the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company.


                           (vii) No approval or consent of, or registration or
filing with, the Commission or the Virginia Corporation Commission is required to be obtained or made by the Company in connection with the execution, delivery and performance as of the date hereof by the Company of this Agreement, other than (x) such as may be required by state securities or Blue Sky law (as to which such counsel need express no opinion) and (y) such as have been made or obtained on or before the Closing Date.


                           (viii) The Shares have been authorized for inclusion
in The NASDAQ National Market.


                           (ix) Neither the Company nor any of its subsidiaries
is, after giving effect to the Reorganization and the consummation of the transactions contemplated hereby, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


         In rendering such opinion, such counsel may (i) state that its opinion is based, as to matters of law, solely on the applicable provisions of the federal securities laws of the United States of America and the corporate laws of the Commonwealth of Virginia; and (ii) rely, as to matters of act, on certificates of responsible officers of the Company or its subsidiaries to the extent such counsel deems proper and certificates or other written statements of officers of public agencies, without independent investigation, provided that copies of such certificates or other written statements are furnished to counsel for the Underwriters. Such opinion shall also include a statement to the effect that (x) during the course of the preparation of the Registration Statement, such counsel participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives and (y) while such counsel does not assume responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus, such counsel may state on the basis of these conferences and its activities as counsel to the Company in connection with the Registration Statement that no facts have come to its attention which cause it to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed, provided that in making the foregoing statements, such counsel shall not be required to express any views as to the financial statements and schedules and other financial and statistical information and data included in or omitted from the Registration Statement or the Prospectus.

                  (c) At the Closing Date you shall have received the opinion of Hirschler, Fleischer, Weinberg, Cox & Allen, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to you, to the effect that:


                           (i) Each of the Company and its subsidiaries has been
duly organized and is validly existing as a corporation or limited partnership, as applicable, and is in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation or limited partnership, as applicable, in each jurisdiction, if any, in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. The Reorganization has become effective in accordance with the Agreement and Plan of Reorganization All of the issued and outstanding capital stock or partnership interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid nonassessable and to such counsel's knowledge (A) such shares of capital stock or partnership interests were not issued in violation of any preemptive or similar rights, and (B) no options, warrants or other rights to purchase or acquire shares of capital stock, partnership interests or other equity interests of the Company or its subsidiaries, or any right or interest convertible into or exchangeable for any of the foregoing are outstanding, except as described in the Registration Statement and the Prospectus.


                           (ii) The Company has an authorized capital stock as
set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Common Stock conforms to the descriptions thereof contained in the Registration Statement and the Prospectus.


                           (iii) This Agreement has been duly authorized,
executed and delivered by the Company.


                           (iv) There is no litigation or governmental or other
action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or, to such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.


                           (v) The execution, delivery, and performance of this
Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such entities or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws or limited partnership agreement of any of its subsidiaries, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (including without limitation the Virginia Racing Commission). No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (including without limitation the Virginia Racing Commission) is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.


                           (vi) The statements under the captions "Risk
Factors," "The Reorganization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview," "Business -- The Track and Track Facilities," "Business -- Satellite Wagering Facilities," "Business -- Simulcasting," "Business -- Live Racing," "Business -- Purse Structure and Guarantees," "Business -- The Company's Licenses," "Business -- Virginia-Maryland Thoroughbred Racing Circuit," "Business -- Legal Proceeding," "Certain Transactions," "Description of Certain Indebtedness," and "Underwriting" in the Prospectus, and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.


                           (vii) Delivery of certificates for the Shares will
transfer valid and marketable title thereto to each Underwriter that has purchased such Shares in good faith and such counsel is not aware, after due inquiry, of any adverse claim with respect thereto, and such Shares are free and clear of all liens, encumbrances and claims.


                           (viii) To the knowledge of such counsel, after due
inquiry, no holder of any security of the Company has or will have any right to require registration of any security of the Company under the Act by virtue of the transactions contemplated by this Agreement.


                           (ix) Colonial Downs, L.P., as owner, and Stansley
Racing Corp., as operator, each holds valid and existing licenses, respectively, under the Virginia Racing Act, and approvals by the Virginia Racing Commission, to conduct thoroughbred and standardbred horse racing with parimutuel wagering, and own and operate satellite wagering facilities, as described in the Registration Statement and the Prospectus, each of which licenses and approvals are in full force and effect; the direct and indirect ownership of the capital stock of the Company as described in the Prospectus does not violate or conflict with the Virginia Racing Act; no proceeding, investigation or inquiry is pending or to such counsel's knowledge threatened to modify, suspend or revoke any of such licenses and approvals; and except as disclosed in the Registration Statement and the Prospectus, to the knowledge of such counsel, no change in any law or regulation is pending which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries.


                           (x) The Underwriters are not required to be licensed
or approved by the Virginia Racing Commission as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.


                           (xi) Such opinion shall also include a statement to
the effect that (x) during the course of the preparation of the Registration Statement, such counsel participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives and (y) while such counsel does not assume responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus, such counsel may state on the basis of these conferences and its activities as counsel to the Company in connection with the Registration Statement that no facts have come to its attention which cause it to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed, provided that in making the foregoing statements, such counsel shall not be required to express any views as to the financial statements and schedules and other financial and statistical information and data included in or omitted from the Registration Statement or the Prospectus.

                  (d) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' counsel, and the Underwriters shall have received from said Underwriters' counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

                  (f) At the time this Agreement is executed and at the Closing Date, you shall have received letters, from BDO Seidman, LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the audited consolidated financial statements of the Company, and schedules and notes thereto, included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1996, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1996 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company and its subsidiaries presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to December 31, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from December 31, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and
(iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                  (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (h) You shall have received from each person who is a director or officer of the Company or such stockholder as have been heretofore designated by you and listed on Schedule II hereto an agreement in the form attached as Appendix A hereto.

                  (i) At the Closing Date, the Shares shall have been approved for quotation on The NASDAQ National Market.

                  (j) The Company shall have obtained a letter of credit having a maximum available amount of at least $6.5 million as described in the Prospectus upon terms and conditions reasonably satisfactory to FBR and all conditions to drawing thereunder (other than delivery of drawing certificates and drafts to be presented at the time of each drawing) shall have been satisfied.

                  (k) Immediately prior to the Closing, CD Entertainment, Ltd shall have purchased and the Company shall have issued a convertible subordinated note in the principal amount of $5.5 million upon the terms and conditions described in the Prospectus.

                  (l) The Reorganization shall have been consummated as described in the Prospectus.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Option Shares may be canceled by you at, or any time prior to, the Option Closing Date. Notice of such cancellation shall be given to the company in writing, or by telephone, telex or telegraph, confirmed in writing.


         7. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein (it being understood that such information is limited to the information described in the last sentence of Section 7(b) hereof) provided further, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as supplemented) and such Prospectus or supplement was prepared with the consent of the Representative and furnished to the Underwriters prior to the Closing Date (or the Option Closing Date), unless such failure resulted from the Company's failure to comply with Section 4(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the stabilization language on the inside of the front cover page and the statements under the caption "Underwriting" (to the extent such statements relate to the Underwriters) in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ a single counsel to represent jointly the Representative and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out f any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 7 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in the event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if action is settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, no person guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

         9. Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Option Shares hereunder, and if the Firm Shares or Option Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection
(b) below) exceed in the aggregate 10% of the number of Firm Shares or Option Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (b) In the event that such default relates to more than 10% of the Firm Shares or Option Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Option Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Option Shares, as the case may be, to which such default relates as provided in this
Section 9, this Agreement or, in the case of a default with respect to the Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                  (c) In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of the Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as it if had originally been a party to this Agreement with respect to such Firm Shares and Option Shares.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective, upon the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Option Shares at any time prior to the Option Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in clause (b)(D)(i) or (b)(D)(ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 19th Street North, 18th Floor, Arlington, Virginia 22209,
Attention: James Kleeblatt; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 3610 N. Courthouse Road, Providence Forge, Virginia 23140, Attention: Jeffrey P. Jacobs, Chairman and Chief Executive Officer.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia but without regard to such jurisdiction's principles of conflicts of law.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                       Very truly yours,

                                       COLONIAL DOWNS HOLDINGS, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:





Accepted as of the date first above written

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By: ___________________________________
    Name:
    Title


On behalf of themselves and the other Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                                         Number of Firm
         Name of Underwriter                             Shares to be Purchased


Friedman, Billings, Ramsey & Co., Inc.





Total......................................................4,250,000

                                  SCHEDULE II


                               Lock-up Agreements

                          [Form of Lock-up Agreement]

                                     , 1996


Colonial Downs Holdings, Inc.
3610 N. Courthouse Road
Providence Forge, Virginia  23140

Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Dear Sirs:


         The undersigned understands that Friedman, Billings, Ramsey & Co., Inc. as representative (the "Representative") of the several underwriters (the "Underwriters") propose to enter into an underwriting agreement (the "Underwriting Agreement") with Colonial Downs Holdings, Inc. (the "Company"), providing for the initial public offering (the "Initial Public Offering") by the Underwriters, including the Representatives, of Class A common stock of the Company (the "Class A Common Stock").


         In consideration of the Underwriters' agreement to purchase and undertake the Initial Public Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not offer, sell, contract to sell or otherwise dispose of any shares of Class A Common Stock (including, without limitation, Class A Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Class A Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Class A Common Stock, except to the Underwriters pursuant to the Underwriting Agreement, for a period ending on the later of (i) 180 days following the consummation of the Initial Public Offering and (ii) the date on which the Company has four satellite wagering facilities (excluding satellite wagering facility operations at the track) in operation. Any shares of Class A Common Stock received pursuant to the Company's Stock Option Plan are subject to the restrictions mentioned in this paragraph for a period ending on the later of
(i) 180 days following the consummation of the Initial Public Offering and (ii) the date on which the Company has four satellite wagering facilities (excluding satellite wagering facility operations at the track) in operation.


         The undersigned understands that the Company, the Underwriters and the Representative will proceed with the Initial Public Offering in reliance on this Lock-up Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred all survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                       Very truly yours,


                                       ________________________________________
                                       (Signature)


                                       ________________________________________
                                       (Name - Please Type)


                                       ________________________________________


                                       ________________________________________
                                       (Address)


                                       ________________________________________
                                       (Social Security or Taxpayer
                                       Identification No.)

Number of shares of Common
Stock owned or subject to
warrants, options, or
convertible securities:


_____________________________


_____________________________


_____________________________